                                                                    EXHIBIT 11.1

                             PSW TECHNOLOGIES, INC.

                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE

                                                                                   WEIGHTED
                                                                      NUMBER OF    AVERAGE
                                                                        SHARES      SHARES
                                                                      ----------  ----------
Common stock issued at inception....................................   5,538,463   5,538,463

CHEAP SHARES
Shares commited to be issued in January 1997 at $6.25...............       8,000
Treasury shares.....................................................      (5,000)
                                                                      ----------
                                                                           3,000       3,000
CHEAP STOCK OPTIONS AND WARRANTS
Stock Options and Warrants granted at $.04..........................     921,389
Treasury shares.....................................................      (3,686)
                                                                      ----------
                                                                         917,703     917,703

Stock Options granted at $.43.......................................     136,271
Treasury shares.....................................................      (5,860)
                                                                      ----------
                                                                         130,411     130,411

Stock Options granted at $2.58......................................      70,552
Treasury shares.....................................................     (18,202)
                                                                      ----------
                                                                          52,350      52,350

Stock Options granted at $3.90......................................     381,921
Treasury shares.....................................................    (148,949)
                                                                      ----------
                                                                         232,972     232,972

Stock Options granted at $4.55......................................       9,122
Treasury shares.....................................................      (4,151)
                                                                      ----------
                                                                           4,971       4,971

Stock Options granted at $6.25......................................      59,915
Treasury shares.....................................................     (37,447)
                                                                      ----------
                                                                          22,468      22,468
Stock Options granted at $7.96......................................      34,874
Treasury Shares.....................................................     (27,760)
                                                                      ----------
                                                                           7,114       7,114
                                                                                  ----------
Weighted Average Shares--1992 through 1995..........................

                                                                                   6,909,453
Additional shares required to be sold to pay dividend to
  stockholders:
  Assumed IPO price per share.......................................  $    10.00
  Underwriters commission (7%)......................................  $    (0.70)
                                                                      ----------
  Net proceeds per share............................................  $     9.30
                                                                      ----------
  Additional shares required to raise proceeds of $900,000 to pay
    distribution to stockholders....................................                  96,774
                                                                                  ----------
Weighted Average Shares--1996.......................................               7,006,227
                                                                                  ----------
                                                                                  ----------

                                                                  PRO FORMA          WEIGHTED        PRO FORMA NET
                                                                  NET INCOME          AVERAGE        INCOME (LOSS)
YEAR                                                                (LOSS)       NUMBER OF SHARES      PER SHARE
-------------------------------------------------------------  ----------------  -----------------  ---------------
1992.........................................................    $   (173,000)        6,909,453        $   (0.03)
1993.........................................................    $   (957,000)        6,909,453        $   (0.14)
1994.........................................................    $    138,000         6,909,453        $    0.02
1995.........................................................    $  1,326,000         6,909,453        $    0.19
1996.........................................................    $    720,000         7,006,227        $    0.10

                                                                    EXHIBIT 11.1

                             PSW TECHNOLOGIES, INC.

       COMPUTATION OF SUPPLEMENTAL PRO FORMA NET INCOME (LOSS) PER SHARE

Weighted Average Shares--1996.......................              7,006,227
Note payable to bank as of December 31, 1996........  $5,125,000
Cash as of December 31, 1996 assumed to be used to
  repay note payable to bank........................  (3,182,000)
                                                      ----------
Note payable to bank repaid from proceeds
  offering..........................................  $1,943,000
                                                      ----------
Additional shares required to raise proceeds to pay
  note payable (at a net price of $9.30 per
  share)............................................                208,925
                                                                  ---------
Weighted Average Shares for Supplemental net income
  per share.........................................              7,215,152
                                                                  ---------
                                                                  ---------
Pro forma net income................................              $ 720,000
Interest paid on note payable to bank...............                 40,920
                                                                  ---------
                                                                  $ 760,920
                                                                  ---------
                                                                  ---------
Supplemental pro forma net income per share.........              $    0.11
                                                                  ---------
                                                                  ---------